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CM LIFE SCIENCES III INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 5:00 p.m., Eastern Time, on [•], 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the annual meeting, visit:
https://www.cstproxy.com/cmlsiii/2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

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PROXY

Proposals at the Special Meeting
At the Special Meeting, Company stockholders will vote on the following proposals:

Please mark your votes like this X

Proposal No. 1 — The Business Combination Proposal — To approve and adopt the Agreement and Plan of Merger, dated as of August 5, 2021 (as it may be amended and/or restated from time to time, the **"Merger Agreement"**) by and among CM Life Sciences III Inc. (the **"Company"**), its wholly owned subsidiary, Clover III Merger Sub, Inc. (**"Merger Sub"**), and EQRx, Inc. (**"EQRx"**), a copy of which is attached to the proxy statement/prospectus as Annex A, and approve the transactions contemplated thereby (the **"Business Combination"**), including the merger of Merger Sub with and into EQRx, with EQRx surviving the merger as a wholly owned subsidiary of the Company, the renaming of the Company to EQRx, Inc., the renaming of EQRx to EQRx International, Inc., and the issuance of common stock to EQRx stockholders as Merger Consideration;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Nasdaq Stock Issuance Proposal — To approve, for purposes of complying with applicable listing rules of Nasdaq, the issuance of more than 20% of the Company's outstanding common stock in connection with the Business Combination, including up to 120,000,000 shares of our common stock in connection with the subscription agreements, each dated as of August 5, 2021 (**"Subscription Agreements"**), with certain institutional investors (collectively, the **"PIPE Investors"**), which includes affiliates of our Sponsor that subscribed for 10,250,000 shares of common stock, and up to 365,000,000 shares of our common stock to EQRx equityholders and up to 50,000,000 Earn-Out Shares, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — Incentive Plan Proposal — To approve the EQRx, Inc. 2021 Omnibus Incentive Plan, a copy of which is attached to the proxy statement/ prospectus as Annex C (**"2021 Incentive Plan"**), including the authorization of the initial share reserve under the Incentive Plan;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — ESPP Proposal — To approve the EQRx, Inc. 2021 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/ copy of which is prospectus as Annex D (**"ESPP"**), including the authorization of the initial share reserve under the ESPP;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Charter Amendment Proposal — To adopt the A&R Certificate of Incorporation in the form attached to the proxy statement/prospectus as Annex E, including a change to the Company's stock classes and an increase in the number of authorized shares of the Company; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — Adjournment Proposal — To approve, if necessary, the adjournment of the Special Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Incentive Plan Proposal or the ESPP Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Incentive Plan Proposal or the ESPP Proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature________________________________ **Signature, if held jointly**__________________________________ **Date**____________, **2021**

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Important Notice Regarding the Availability of Proxy Material for the Special Meeting of Stockholders to be held on [•], 2021 are available at: https://www.cstproxy.com/cmlsiii/2021

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PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

CM LIFE SCIENCES III INC.

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2021

The undersigned appoints Keith Meister, Eli Casdin and Brian Emes, and each of them independently, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of CM Life Sciences III Inc. (the **"Company"**) held of record by the undersigned at the close of business on **[•]**, 2021 at the Special Meeting of Stockholders of the Company to be held virtually at **https://www.cstproxy.com/cmlsiii/2021** on [ ] at XX:XX a.m. EDT], or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)